Exhibit 10.2

PURCHASE AGREEMENT

dated as of May 8, 2019

between

FIFTH THIRD HOLDINGS, LLC

and

FIFTH THIRD HOLDINGS FUNDING, LLC

i

EXHIBITS

Exhibit A	Form of Assignment Pursuant to Purchase Agreement

Schedule I	Perfection Representations, Warranties and Covenants

ii

This PURCHASE AGREEMENT is made and entered into as of May 8, 2019 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) by FIFTH THIRD HOLDINGS, LLC, a Delaware limited liability company (“FTH LLC”), and FIFTH THIRD HOLDINGS FUNDING, LLC, a Delaware limited liability company (the “Purchaser”).

WITNESSETH:

WHEREAS, the Purchaser desires to purchase from FTH LLC a portfolio of motor vehicle receivables, including motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks, vans and other motor vehicles; and

WHEREAS, FTH LLC is willing to sell such portfolio of motor vehicle receivables and related property to the Purchaser on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1    Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement, dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale Agreement”), between the Purchaser, as seller, and Fifth Third Auto Trust 2019-1, as issuer, which contains rules as to usage that are applicable herein.

SECTION 1.2    Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Purchase Agreement (FTAT 2019-1)

ARTICLE II

PURCHASE

SECTION 2.1    Agreement to Sell and Contribute on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, FTH LLC does hereby transfer, assign, sell, contribute and otherwise convey to the Purchaser without recourse (subject to the obligations herein) on the Closing Date all of its right, title, interest, claims and demands in, to and under each of (a) the Receivables, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, whether now owned or hereafter acquired, as evidenced by an assignment substantially in the form of Exhibit A (“Assignment”) delivered on the Closing Date and (b) the Receivables Sale Agreement (the “Purchased Assets”). The sale, transfer, assignment, contribution and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Purchaser of any obligation of FTH LLC or the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2    Consideration and Payment. In consideration of the transfer of the Purchased Assets conveyed to the Purchaser pursuant to Section 2.1 on the Closing Date, the Purchaser shall pay in cash to FTH LLC on such date an amount equal to the estimated fair market value of the Purchased Assets on the Closing Date. Such purchase price shall be paid in cash to FTH LLC in an amount agreed to between FTH LLC and the Purchaser, and, to the extent not paid in cash by the Purchaser, shall be paid by a capital contribution by FTH LLC in an undivided interest in such Purchased Assets that increases its equity interest in the Purchaser in an amount equal to the excess of the estimated fair market value of the Purchased Assets over the amount of cash paid by the Purchaser to FTH LLC.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1    Representations and Warranties of FTH LLC. FTH LLC makes the following representations and warranties as of the Closing Date on which the Purchaser will be deemed to have relied in acquiring the Purchased Assets. The representations and warranties will survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the conveyance of the Purchased Assets to the Issuer pursuant to the Sale Agreement and the Grant thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a)    Existence and Power. FTH LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority to carry on its business as it is now conducted. FTH LLC has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would reasonably be expected to materially and adversely affect the ability of FTH LLC to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Purchased Assets.

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(b)    Authorization and No Contravention. The execution, delivery and performance by FTH LLC of the Transaction Documents to which it is a party (i) have been duly authorized by all necessary limited liability company action on the part of FTH LLC and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than, in the case of clauses (A), (B) and (C), violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or FTH LLC’s ability to perform its obligations under, the Transaction Documents).

(c)    No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by FTH LLC of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of FTH LLC to perform its obligations under the Transaction Documents.

(d)    Binding Effect. Each Transaction Document to which FTH LLC is a party constitutes the legal, valid and binding obligation of FTH LLC enforceable against FTH LLC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e)    No Proceedings. There are no Proceedings pending or, to the knowledge of FTH LLC, threatened against FTH LLC before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by FTH LLC of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Receivables or (iv) relate to FTH LLC that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f)    Lien Filings. FTH LLC is not aware of any material judgment, ERISA or tax lien filings against FTH LLC.

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SECTION 3.2    Protection of Title.

(a)    FTH LLC shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser under this Agreement in the Receivables (other than any Related Security with respect thereto, to the extent that the interest of the Purchaser therein cannot be perfected by the filing of a financing statement). FTH LLC shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) FTH LLC shall notify the Purchaser in writing within ten (10) days following the occurrence of (i) any change in FTH LLC’s organizational structure as a limited liability company, (ii) any change in FTH LLC’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in FTH LLC’s name and shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable in the opinion of the Purchaser to amend all previously filed financing statements or continuation statements described in paragraph (a) above. FTH LLC will at all times maintain its “location” within the United States.

(c) FTH LLC shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser (or any subsequent assignee of the Purchaser) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(d)    If at any time FTH LLC shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, FTH LLC shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser (or any subsequent assignee of the Purchaser).

SECTION 3.3    Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, FTH LLC shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Purchaser to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and FTH LLC shall defend the right, title and interest of the Purchaser in, to and under such Receivables or other property transferred to the Purchaser against all claims of third parties claiming through or under FTH LLC.

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SECTION 3.4    Perfection Representations, Warranties and Covenants. The representations, warranties and covenants set forth on Schedule I are true and correct to the extent that they are applicable.

SECTION 3.5    Compliance with the FDIC Rule. FTH LLC (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the Fifth Third Parties.

SECTION 3.6    Merger or Consolidation of, or Assumption of the Obligations of, FTH LLC. Any Person (i) into which FTH LLC may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole, (ii) resulting from any merger, sale, transfer, conversion, or consolidation to which FTH LLC shall be a party, (iii) succeeding to the business of FTH LLC or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Fifth Third Bancorp, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of FTH LLC under this Agreement, will be the successor to FTH LLC under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement anything herein to the contrary notwithstanding. Notwithstanding the foregoing, if FTH LLC enters into any of the foregoing transactions and is not the surviving entity, FTH LLC will deliver to the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

SECTION 3.7    FTH LLC May Own Notes. FTH LLC, and any Affiliate of FTH LLC, may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not FTH LLC or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by FTH LLC or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes. Unless all Notes are owned by the Issuer, FTH LLC, the Servicer, the Administrator or any of their respective Affiliates, any Notes owned by the Issuer, FTH LLC, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1    Transfers Intended as Sale; Security Interest.

(a)    Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers,

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assignments and contributions rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and the related Purchased Assets shall not be part of FTH LLC’s estate in the event of a bankruptcy or insolvency of FTH LLC. The sales and transfers by FTH LLC of the Receivables and the related Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, FTH LLC, except as otherwise specifically provided herein. The limited rights of recourse specified herein against FTH LLC are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b)    Notwithstanding the foregoing, in the event that the Receivables and other Purchased Assets are held to be property of FTH LLC, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Purchased Assets, then it is intended that:

(i)    This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)    The conveyance provided for in Section 2.1 shall be deemed to be a grant by FTH LLC of, and FTH LLC hereby grants to the Purchaser, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Purchased Assets, to secure such indebtedness and the performance of the obligations of FTH LLC hereunder;

(iii) The possession by the Purchaser or its agent of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)    Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.

SECTION 4.2    Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or email (if an applicable facsimile number or email address is provided on Schedule I to the Sale Agreement), and addressed in each case as specified on Schedule I to the Sale Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an

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officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.3    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4    Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5    Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, regardless of whether delivered in physical or electronic form, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.6    Amendment.

(a)    Any term or provision of this Agreement may be amended by FTH LLC and the Purchaser without the consent of the Indenture Trustee, the Issuer, any Noteholder, the Delaware Trustee, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) FTH LLC or the Purchaser delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)    The Rating Agency Condition is satisfied with respect to such amendment and FTH LLC or the Purchaser notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)    This Agreement may also be amended from time to time by FTH LLC and the Purchaser, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance (voting as a single class) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders. It will not be necessary for the Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if the Noteholders approve the substance thereof. The manner of obtaining such consents (and any other consents of the Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

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(c)    Prior to the execution of any amendment pursuant to this Section 4.6, FTH LLC or the Purchaser shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment, FTH LLC or the Purchaser shall furnish a copy of such amendment to each Rating Agency, the Issuer and the Indenture Trustee; provided, that no amendment pursuant to this Section 4.6 shall be effective which materially and adversely affects the rights, protections or duties of the Delaware Trustee, the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(d) Prior to the execution of any amendment to this Agreement, the Delaware Trustee, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and an Officer’s Certificate from the Depositor or the Administrator that all conditions precedent to the execution and delivery of such amendment have been satisfied.

(e)    Notwithstanding subsections (a) or (b) of this Section 4.6, this Agreement may only be amended by FTH LLC and the Purchaser if (i) the Majority Certificateholders consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of FTH LLC or the Purchaser or an Opinion of Counsel delivered to the Delaware Trustee, the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. It will not be necessary for the Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if the Certificateholders approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Certificateholders will be subject to such reasonable requirements as the Owner Trustee may prescribe.

SECTION 4.7    Waivers. No failure or delay on the part of the Purchaser, the Servicer, FTH LLC, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Purchaser or FTH LLC in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8    Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

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SECTION 4.10    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11    Acknowledgment and Agreement. By execution below, FTH LLC expressly acknowledges and consents to the conveyance of the Purchased Assets and the assignment of all rights and obligations of FTH LLC related thereto by the Purchaser to the Issuer pursuant to the Sale Agreement and the Grant of a security interest in the Receivables and the other Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, FTH LLC hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Purchaser under this Agreement in the event that the Purchaser shall fail to exercise the same.

SECTION 4.12    Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13    Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party and (ii) such party shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 4.14    Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

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(b)    consents that any such Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15    Information Requests. The parties hereto shall provide any information reasonably requested by the Issuer, the Purchaser or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

FIFTH THIRD HOLDINGS, LLC

By:	/s/ Sean Rooney
Name:	Sean Rooney
Title:	Secretary and Senior Vice President

FIFTH THIRD HOLDINGS FUNDING, LLC

By:	/s/ James C. Leonard
Name:	James C. Leonard
Title:	President

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EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO PURCHASE AGREEMENT

May 8, 2019

For value received, in accordance with the Purchase Agreement dated as of May 8, 2019, (the “Agreement”), between Fifth Third Holdings, LLC, a Delaware limited liability company (“FTH LLC”), and Fifth Third Holdings Funding, LLC, a Delaware limited liability company (the “Purchaser”), on the terms and subject to the conditions set forth in the Agreement, FTH LLC does hereby transfer, assign, sell, contribute and otherwise convey to the Purchaser without recourse (subject to the obligations in the Agreement) on the Closing Date, all of its right, title, interest claims and demands in, to and under the Receivables Sale Agreement, the Receivables set forth on the schedule of Receivables delivered by FTH LLC to the Purchaser on the date hereof, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, whether now owned or hereafter acquired.

The foregoing sale does not constitute and is not intended to result in an assumption by the Purchaser of any obligation of the undersigned or the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement or, if not defined in the Agreement, in Appendix A to the Sale Agreement, dated as of May 8, 2019, between Fifth Third Auto Trust 2019-1 and the Purchaser, as seller.

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IN WITNESS WHEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

FIFTH THIRD HOLDINGS, LLC

By:
Name:
Title:

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SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, FTH LLC hereby represents, warrants, and covenants to the Purchaser as follows on the Closing Date:

General

1.    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Purchased Assets in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from FTH LLC.

2. The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts”, “instruments”, “promissory notes”, “payment intangibles” or “general intangibles”, within the meaning of the applicable UCC.

3.    Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable, such Receivable is secured by a first priority validly perfected and enforceable security interest in the related Financed Vehicle in favor of the Originator, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator, as secured party, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

Creation

4.    Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable by FTH LLC to the Purchaser, FTH LLC owned and had good and marketable title to such Receivable free and clear of any Lien (other than any Liens in favor of the Purchaser) and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Purchaser, the Purchaser will have good and marketable title to such Receivable free and clear of any Lien.

5.    FTH LLC has received all consents and approvals to the sale of the Receivables hereunder to the Purchaser required by the terms of the Receivables that constitute instruments.

Perfection

6.    FTH LLC has submitted or will have caused to be submitted, on the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from FTH LLC to the Purchaser, and the security interest in the Receivables granted to the Purchaser hereunder; and the Servicer, in its capacity as custodian, has in its possession the

Schedule I-1	Purchase Agreement (FTAT 2019-1)

original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

7.    With respect to Receivables that constitute an instrument or tangible chattel paper, either:

a.	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the Issuer; or

b.

Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

c.

The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

Priority

8.    FTH LLC has not authorized the filing of, and is not aware of any financing statements against FTH LLC that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the Bank to FTH LLC under the Receivables Sale Agreement, (ii) relating to the conveyance of the Receivables by FTH LLC to the Purchaser under the Purchase Agreement, (iii) relating to the conveyance of the Receivables by the Purchaser to the Issuer under the Sale Agreement, (iv) relating to the security interest granted to the Indenture Trustee under the Indenture or (v) that has been terminated.

9.    FTH LLC is not aware of any material judgment, ERISA or tax lien filings against FTH LLC.

10. Neither FTH LLC nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11.    None of the instruments, electronic chattel paper or tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than FTH LLC, the Purchaser, the Issuer or the Indenture Trustee.

Schedule I-2	Purchase Agreement (FTAT 2019-1)

Survival of Perfection Representations

12.    Notwithstanding any other provision of the Purchase Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

13.    The Purchaser shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Schedule I-3	Purchase Agreement (FTAT 2019-1)